Exhibit 4.24.10

LETTER AGREEMENT N° 2.4

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

Avenida Calle 26

No. 59-15 Bogota,

Colombia

GRUPO TACA HOLDINGS LIMITED,

Winterbotham Place,

Marlborough and Queen Streets

P.O. Box N-3026 Nassau,

the Bahamas

Subject: ***

GRUPO TACA HOLDINGS LIMITED, AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA (jointly and severally referred to as the “Buyer”) and AIRBUS S.A.S. (the “Seller”) have entered into an A320neo Family Purchase Agreement (the “Agreement”) on April 30th, 2015 which covers, among other things, the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft under the terms and conditions in said Agreement.

The Buyer and the Seller have agreed to set forth in this Letter Agreement N°2.4 (the “Letter Agreement N°2.4”) certain additional terms and conditions regarding the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement N°2.4 shall have the meanings assigned thereto in the Agreement.

Both Parties agree that this Letter Agreement N°2.4, upon execution hereof, shall constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement N°2.4 shall be governed by all the provisions of the Agreement; as such provisions have been specifically amended pursuant to this Letter Agreement N°2.4. If there is any inconsistency between the provisions of the Agreement and the provisions of this Letter Agreement N°2.4 then the provisions of this Letter Agreement N°2.4 will govern.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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LETTER AGREEMENT N° 2.4

0	PREAMBLE

The Buyer wishes to convert three (3) A319 Aircraft into three (3) A320 Aircraft, and advance the ***

1	AMENDED PROVISIONS

1.1	The Appendix 9 to the Letter Agreement No2 of the Agreement, as amended from time to time, is hereby deleted and replaced in its entirety by the Appendix 9 attached hereto, to ***.

1.2	The Seller has informed the Buyer that ***. The Buyer hereby represents that ***.

1.3	The Buyer hereby confirms his selection of *** Propulsion Systems for the *** Aircraft ***.

1.4	The Seller has informed the Buyer that ***.

2	PAYMENTS

***

3	ASSIGNMENT

Except as provided in Clause 21 of the Agreement, this Letter Agreement N°2.4 is not transferable, and the Buyer’s rights under this Letter Agreement No2.4 shall not be assigned, sold, transferred or otherwise alienated by operation of law or otherwise to any person other than the Buyer. Any unauthorised assignment, sale, transfer or other alienation of the Buyer’s rights under this Letter Agreement N°2.4 with respect to any Aircraft will be void and without effect.

4	CONFIDENTIALITY

This Letter Agreement N°2.4 (and its existence) shall be treated by both parties as confidential in accordance with Clause 22.15 of the Agreement.

5	COUNTERPARTS

This Letter Agreement N°2.4 may be signed in any number of separate counterparts. Each counterpart, when signed and delivered (including counterparts delivered by facsimile transmission) shall be an original, and the counterparts together shall constitute one and the same instrument.

6	INTERPRETATION AND LAW

THIS LETTER AGREEMENT N°2.4 SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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LETTER AGREEMENT N° 2.4

If the foregoing correctly sets forth our understanding, please execute three (3) originals in the space provided below and return one (1) original of this Letter Agreement N°2.4 to the Seller.

Agreed and Accepted

For and on behalf of

AIRBUS S.A.S.

Title:

Title:

Signature:

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA.	GRUPO TACA HOLDINGS LIMITED

Name :	Name :

Title:	Title:

Signature:	Signature:

Date: December    , 2016

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 9 to LETTER AGREEMENT N° 2

9	DELIVERY

9.1	Delivery Schedule

9.1.1	Subject to Clauses 2, 7, 8, 10, 11 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following scheduled delivery period (the “Scheduled Delivery Period”):

***

9.1.2	When a Scheduled Delivery Period of an Aircraft is a month, such month shall be, with respect to such Aircraft, the “Scheduled Delivery Month”.

***

For the purpose of Clause 5.3 of the Agreement, until a Scheduled Delivery Month has been notified pursuant to *** above, the Scheduled Delivery Month of an Aircraft shall be deemed (a) the *** month of its Scheduled Delivery Period when such Scheduled Delivery Period is a ***, and (b) the *** month of its Scheduled Delivery Period when such Scheduled Delivery Period is a ***.

9.1.3	***

9.2	Delivery Process

9.2.1	The Buyer shall, within *** after the date on which the Aircraft is Ready for Delivery, sign the Certificate of Acceptance, pay the Balance of the Final Price, send its representatives to the Delivery Location, take Delivery of the Aircraft and fly the Aircraft away from the Delivery Location.

9.2.2	The Seller shall deliver and transfer *** title to the Aircraft to the Buyer free and clear of all liens, claims, charges, security interests and all encumbrances of any kind whatsoever (except for any liens or encumbrances created by or on behalf of the Buyer) provided that (i) the Balance of the Final Price and any other amounts *** have been paid by the Buyer to the Seller and (ii) the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller shall provide the Buyer with a bill of sale in the form of Exhibit E (the “Bill of Sale”) and/or such other documentation *** confirming transfer of good and valid title and receipt of the Final Price as may reasonably be requested by the Buyer. Title to and risk of loss of or damage to the Aircraft shall pass to the Buyer at Delivery.

Delivery (“Delivery”) shall be deemed to have occurred when (i) and (ii) above have occurred; and the Seller has provided the Buyer with the Bill of Sale ***.

9.2.3	***

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

CT1307579 A320neo Family PA – April 30, 2015	Clause 9 - Page 1 of 2

APPENDIX 9 to LETTER AGREEMENT N° 2

9.3	Fly away

9.3.1	The Buyer and the Seller shall co-operate to obtain any licenses, permits and approvals which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

9.3.2	***

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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